UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 22, 2015

DALA PETROLEUM CORP.

(Exact name of registrant as specified in charter)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 South Main Street, Suite 1410, Salt Lake City, Utah 84111

(Address of Principal Executive Offices, Including Zip Code)

(801) 303-5721

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 22, 2015, the Company entered into four Promissory Notes (the “Notes”) in the total amount of $20,000 in favor of Chisholm Partners II, LLC, Mill City Ventures, LLC, Lane Ventures, Inc. and Alpha Capital Anstalt (the “Lenders”). The Notes all bear an interest rate of 12% per annum and all principal and accrued interest will be due and payable by the Company to the Lender on December 22, 2016. The Note is unsecured. The managing partner of Chisholm Partners II, LLC is the Company’s director, Clancy Cottman.  The other three Lenders are the shareholders in the Company’s Series A 6% Convertible Preferred offering.

Item 2.03 Direct Financial Obligation

As described in Item 1.01 above, by entering into the Note, the Company entered into a short-term debt obligation that arose other than in the ordinary course of business.

Item 9.01 Exhibits

10.1

Promissory Note dated December 22, 2015 in favor of Chisholm Partners II, LLC

10.2

Promissory Note dated December 22, 2015 in favor of Mill City Ventures, LLC

10.3

Promissory Note dated December 22, 2015 in favor of Lane Ventures, Inc.

10.4

Promissory Note dated December 22, 2015 in favor of Alpha Capital Anstalt

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALA PETROLEUM CORP.

By:

/s/ William Gumma

Name:

William Gumma

Title:

Chief Executive Officer

Date:

January 6, 2016